As filed with the Securities and Exchange Commission on August 30, 1995
                              Registration No. 33-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                             Bio-Logic Systems Corp.
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            (Exact name of registrant as specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

                                   36-3025678
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                      (I.R.S. employer identification no.)

                  One Bio-Logic Plaza, Mundelein, IL 60060-3700
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                    (Address of principal executive offices)

                             1994 Stock Option Plan
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                              (Full title of plan)

                            Gabriel Raviv, President
                            Bio-Logic Systems, Corp.
                               One Bio-Logic Plaza
                            Mundelein, IL 60060-3700
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                     (Name and address of agent for service)

                                 (708) 949-5200
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          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Jill M. Cohen, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                               New York, NY 10017


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                         CALCULATION OF REGISTRATION FEE

                                 Proposed   Proposed
                                  Maximum    Maximum
                                 Offering   Aggregate                 Amount of
  Title of Securities              to be    Price Per   Offering    Registration
   to be Registered             Registered    Share       Price         Fee

Common Stock $.01 par value       450,000     $4.75    $2,137,500     $737.07

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices of the Common Stock on August 28, 1995 as report on the National Association of Securities Dealers Automated Quotation System.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           INFORMATION OF DOCUMENTS BY REFERENCE

                           The documents listed below are hereby incorporated by
                  reference into this Registration Statement, and all documents subsequently filed by BIO-LOGIC SYSTEMS CORP. (the "Registration") pursuant to Section 13(a), 13(c) 14 and 15(d) of the Securities Exchange Act if 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date hereof from the date of filing such documents.

                               (a) The Registrant's Annual Report on Form 10K-SB (File No. 0-12231) for its fiscal year ending February 28, 1995.

                               (b) The Registration's quarterly report on Form 10Q-SB for the quarterly period ended May 31, 1995; and

                               (c) The Registrant's Registration Statement
                      in Form 8-A, as filed with the Securities and Exchange Commission on June 6, 1994 to register the Common Stock, $.01 par value, under Section 12(g) of the Securities and Exchange Act of 1934, as amended.

Item 4.           DESCRIPTION OF SECURITIES

                  No response is required to this item.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                           The legality of the securities offered hereby has
                  been passed upon by Bachner, Tally, Polevoy & Misher LLP.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                           The Certificate of Incorporation and By-laws of the
                  Company provide the Company shall indemnify any person to at the full extent permitted by the Delaware General Corporation law.

                           Reference is hereby made to Section 145 of the
                  Delaware General Corporation Law relating to the indemnification of the officers and directors, which Section is hereby incorporated herein by reference.


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                           The Registrant also has Indemnification Agreements
                  with each of its executive officers and directors.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED

                           No response is required to the item.

Item 8.           EXHIBITS

                  5 Opinion of Bachner, Tally, Polevoy & Misher LLP, with respect to the legality of the Common Stock to be registered hereunder

                  10.15    1994 Stock Option Plan, as amended

                  24(a)    Independent Audit's Consent

                  24(b) Consent of Bachner, Tally, Polevoy & Misher LLP (contained in Exhibit 5)

Item 9.           UNDERTAKINGS

                           (a)     The undersigned Registrant hereby undertakes:

                                    (1)     To file, during any period in which
                                            offers or sales are being made a
                                            post-effective amendment to this
                                            Registration Statement;

                                            (i)    To include any prospectus
                                    required by Section 10(a)(3) of the
                                    Securities Act of 1933;

                                            (ii)   To reflect in the prospectus
                                    any facts or events arising after the
                                    effective date of the Registration Statement
                                    (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental changed in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                            (iii)   To include any material
                                    information with respect to the plan of
                                    distribution not previously disclosed in the Registration Statement or any material

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                                    change to such information in the
                                    Registration Statement;

                                            Provided, however, that paragraphs
                                    (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                                    Section 13 or Section 15(d) of the
                                    Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                                    (2) That, for the purpose of determining any
                           liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    (3) To remove from the registration by means
                           of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (b) The undersigned Registrant hereby undertakes
                  that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                  Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (h) Insofar as indemnification for liabilities
                  arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of Chicago, State of Illinois, on the 30th day of August, 1995.

                                          BIO-LOGIC SYSTEMS CORP.

                                          By: /s/ Gabriel Raviv
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the date indicated.



 SIGNATURE                           TITLE                             DATE

                             PRESIDENT, CHIEF EXECUTIVE OFFICER
                               AND DIRECTOR
 /s/ GABRIEL RAVIV            (PRINCIPLE EXECUTIVE OFFICER)      AUGUST 30, 1995
- ------------------
GABRIEL RAVIV
                            CONTROLLER
/s/ WILLIAM K. ROENITZ        (PRINCIPAL ACCOUNTING OFFICER)     AUGUST 30, 1995
- ----------------------
WILLIAM K. ROENITZ

/s/ GIL RAVIV                DIRECTOR
- -------------
GIL RAVIV                                                        AUGUST 30, 1995

/s/ CHARLES Z. WEINGARTEN, M.D.
- -------------------------------
CHARLES Z. WEINGARTEN, M.D.  DIRECTOR                            AUGUST 30, 1995

/s/ IRVING KUPFERBERG
- ---------------------
IRVING KUPFERBERG            DIRECTOR                            AUGUST 30, 1995

/s/ ALBERET MILSTEIN
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ALBERT MILSTEIN              DIRECTOR                            AUGUST 30, 1995

                             DIRECTOR                            AUGUST 30, 1995
/s/ CRAIG W. MOORE
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CRAIG W. MOORE


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                                INDEX TO EXHIBITS
                             BIO-LOGIC SYSTEMS CORP.


  Exhibit
    NO.                    DESCRIPTION

     5                     Opinion of Bachner, Tally, Polevoy & Misher LLP,
                               with respect to the legality of the Common Stock to be registered hereunder

   10.15                   1994 Stock Option Plan, as amended

   24(a)                   Independent Auditor's Consent

   24(b)                   Consent of Bachner, Tally, Polevoy & Misher LLP
                                    (contained in Exhibit 5)




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